UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE AT OF 1934


                Date of report (Date of earliest event reported):
                                  June 26, 2006


                      NORTH ATLANTIC HOLDING COMPANY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       333- 115587                                        20-0709285
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(Commission File Number)                      (IRS Employer Identification No.)

3029 West Muhammad Ali Boulevard
Louisville, Kentucky                                                    40212
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (502) 778-4421
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)

         On June 26, 2006, North Atlantic Holding Company, Inc., its subsidiary North Atlantic Trading Company, Inc. and each of their respective subsidiaries (collectively, the "Companies") entered into an amendment dated June 26, 2006, but effective as of May 11, 2006 (the "Amendment"), with the management consulting firm of Alvarez & Marsal, LLC ("A&M"), which amends the amended and restated letter agreement (the "Amended Letter Agreement") with A&M dated April 11, 2005 pursuant to which A&M, among other things, assists the Companies with the development and implementation of cost reduction and performance improvement opportunities, and makes available to the Companies the services of (i) Douglas
P. Rosefsky, a managing director of A&M, including his service as President and Chief Executive Officer of the Companies, (ii) an additional A&M professional as an assistant to Mr. Rosefsky and as Director-Finance of the Companies (the "Additional Professional"), and (iii) such other personnel to assist in the engagement as the parties agree. The Amendment amends certain terms of the Amended Letter Agreement.

         Under the terms of the Amendment, the per month fee paid by the Companies to A&M for the services of Mr. Rosefsky and the Additional Professional will be increased to $175,000, in the aggregate. The monthly fee for Mr. Rosefsky and the Additional Professional was previously $150,000 less a 20% discount. The Additional Professional was formerly an Associate at A&M and has been replaced with a Director who previously had been compensated on an hourly rate basis.

         Under the Amended Letter Agreement, A&M is entitled to a fee based on improvement in the Companies' financial performance as measured against the Companies' 2005 Business Plan, to be paid upon the termination of the engagement (the "Incentive Fee"). One portion of the Incentive Fee is a specified percentage of the sustainable annualized EBITDAR Improvement (as defined in the Amended Letter Agreement). Under the Amendment, the definition of EBITDAR will be amended to add back legal fees and expenses incurred by the Companies after December 31, 2005 in connection with any litigation commenced after such date, and the applicable percentages for the Incentive Fee associated with certain amounts of EBITDAR Improvement will be increased from a range of 2.5% to 10.0% to a range of 5% to 12.5%. The other portion of the Incentive Fee is an amount to be determined by the Boards of Directors of the Companies in their reasonable judgment for significant and sustainable improvement in working capital investment and management, in each case as measured against the Companies' 2005 Business Plan. For these purposes, the Amendment revises the calculation of working capital to exclude working capital investments made outside the ordinary course of business.

         All other terms and conditions contained in the Amended Letter Agreement remain in full force and effect.

         A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.


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

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

         10.1 Amendment, dated June 26, 2006, but effective as of May 11, 2006, to the Amended Letter Agreement, dated April 11, 2005, between Alvarez & Marsal, LLC, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and their respective subsidiaries.








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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NORTH ATLANTIC HOLDING COMPANY, INC.


                                      By:  /s/ Brian C. Harriss
                                          -----------------------------------
                                      Name:   Brian C. Harriss
                                      Title:  Senior Vice President and
                                                 Chief Financial Officer


Date: June 28, 2006





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



                                  EXHIBIT INDEX

         No.      Description

         10.1 Amendment, dated June 26, 2006, but effective as of May 11, 2006, to the Amended Letter Agreement, dated April 11, 2005, between Alvarez & Marsal, LLC, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and their respective subsidiaries.






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